Exhibit 99.2
UNAUDITED PRO FORMA COMBINED FINANCIAL STATEMENTS
The following unaudited pro forma combined financial statements have been prepared to give effect to the acquisition by Roper Industries, Inc. (the "Company" or "Roper") of Sunquest Holdings, Inc. ("Sunquest") using the acquisition method of accounting with the assumptions and adjustments described in the accompanying notes to the unaudited pro forma combined financial statements. These unaudited pro forma combined financial statements were prepared as if the acquisition described above had been completed as of January 1, 2011 for statements of operations purposes and as of June 30, 2012 for balance sheet purposes.
The unaudited pro forma combined financial statements are presented for illustrative purposes only and are not necessarily indicative of the financial position or results of operations that would have actually been reported had the acquisition occurred on January 1, 2011 for statements of operation purposes and as of June 30, 2012 for balance sheet purposes, nor is it necessarily indicative of the future financial position or results of operations. The unaudited pro forma combined financial statements include adjustments to reflect the allocation of the purchase price to the acquired assets and assumed liabilities of Sunquest. Final purchase accounting adjustments may differ materially.
These unaudited pro forma combined financial statements are based upon the respective historical consolidated financial statements of Roper and Sunquest and, in respect of Roper's financial data, should be read in conjunction with the historical consolidated financial statements and related notes and "Management's Discussion and Analysis of Financial Condition and Results of Operations" of Roper included in its Annual Report on Form 10-K for the period ended December 31, 2011 and its Quarterly Report on Form 10-Q for the quarterly period ended June 30, 2012 filed with the Securities and Exchange Commission. The historical consolidated financial statements of Sunquest have been extracted from the historical consolidated financial statements and related notes of Sunquest included in Exhibit 99.1 to the Current Report on Form 8-K of which this Exhibit 99.2 constitutes a part.

UNAUDITED PRO FORMA COMBINED
BALANCE SHEET
AS OF JUNE 30, 2012
(In thousands)

	Historical		Proforma
	Roper	Sunquest	Adjustments		Combined
	As of June 30, 2012	As of May 31, 2012	Note 3
ASSETS
Cash and cash equivalents	$ 518,898	$ 39,005	$ (343,640)	(a)	$ 214,263
Accounts receivable, net	439,184	59,992	-		499,176
Inventories, net	209,626	-	-		209,626
Deferred taxes	40,335	4,860	(4,841)	(b)	40,354
Unbilled receivables	74,011	2,759	-		76,770
Other current assets	43,323	3,368	-		46,691
Total current assets	1,325,377	109,984	(348,481)		1,086,880

Property, plant and equipment, net	108,089	2,874	-		110,963
Goodwill	2,873,361	533,049	452,656	(c)	3,859,066
Other intangible assets, net	1,065,124	630,924	38,076	(d)	1,734,124
Deferred taxes	61,419	-	960	(b)	62,379
Other assets	68,811	20,294	(20,294)	(e)	68,811
Total assets	$ 5,502,181	$ 1,297,125	$ 122,917		$ 6,922,223

LIABILITIES AND STOCKHOLDERS' EQUITY
Accounts payable	$ 139,379	$ 2,269	$ 40,185	(f)	$ 181,833
Accrued liabilities	306,945	103,137	(40,650)	(g)	369,432
Deferred taxes	8,862	-	(4,531)	(b)	4,331
Current portion of long-term debt	57,424	3,850	(3,850)	(h)	57,424
Total current liabilities	512,610	109,256	(8,846)		613,020

Long-term debt, net of current portion	1,011,817	622,300	488,065	(h)	2,122,182
Deferred taxes	483,652	243,257	3,345	(b)	730,254
Other liabilities	80,091	2,850	-		82,941
Total liabilities	2,088,170	977,663	482,564		3,548,397

Common Stock	996	-			996
Additional paid-in capital	1,153,620	331,346	(331,346)	(i)	1,153,620
Retained earnings (deficit)	2,259,422	(12,149)	(28,036)	(f)(i)	2,219,237
Accumulated other comprehensive earnings	19,753	265	(265)	(i)	19,753
Treasury stock	(19,780)	-	-		(19,780)
Total stockholders' equity	3,414,011	319,462	(359,647)		3,373,826
Total liabilities and stockholders' equity	$ 5,502,181	$ 1,297,125	$ 122,917		$ 6,922,223

The accompanying notes are an integral part of these unaudited pro forma combined financial statements.

UNAUDITED PRO FORMA COMBINED
STATEMENT OF OPERATIONS
FOR THE SIX MONTHS ENDED JUNE 30, 2012
(In thousands, except per share data)

	Historical		Pro Forma
	Roper	Sunquest	Adjustments		Combined
	Six Months Ended June 30, 2012	Six Months Ended May 31, 2012	Note 3
Net sales	$1,435,938	$105,324	$-		$1,541,262
Cost of sales	647,137	49,577	(11,642)	(j)	685,072
Gross profit	788,801	55,747	11,642		856,190
Selling, general and administrative expenses	439,713	28,158	(5,156)	(k)	462,715
Income from operations	349,088	27,589	16,798		393,475
Interest expense, net	30,560	24,547	(17,452)	(l)	37,655
Other expense, net	(1,064)	(200)	-		(1,264)
Earnings before income taxes	317,464	2,842	34,250		354,556
Income tax expense (benefit)	94,342	(4,170)	19,744	(m)	109,916
Net earnings	$223,122	$7,012	$14,506		$244,640

Earnings per share:
Basic	$2.29				$2.52
Diluted	$2.24				$2.46
Weighted-average common shares outstanding:
Basic	97,249				97,249
Diluted	99,500				99,500

The accompanying notes are an integral part of these unaudited pro forma combined financial statements.

UNAUDITED PRO FORMA COMBINED
STATEMENT OF OPERATIONS
FOR THE YEAR ENDED DECEMBER 31, 2011
(In thousands, except per share data)

	Historical		Pro Forma
	Roper	Sunquest	Adjustments		Combined
	Year Ended December 31, 2011	Twelve Months Ended February 29, 2012	Note 3
Net sales	$2,797,089	$183,536	$-		$2,980,625
Cost of sales	1,281,525	99,700	(25,503)	(j)	1,355,722
Gross profit	1,515,564	83,836	25,503		1,624,903
Selling, general and administrative expenses	855,025	56,388	(9,250)	(k)	902,163
Income from operations	660,539	27,448	34,753		722,740
Interest expense, net	63,648	49,205	(35,015)	(l)	77,838
Other income (expense), net	8,096	(258)	-		7,838
Earnings before income taxes	604,987	(22,015)	69,768		652,740
Income tax expense (benefit)	177,740	(10,435)	30,087	(m)	197,392
Net earnings (loss)	$427,247	$(11,580)	$39,681		$455,348

Earnings per share:
Basic	$4.45				$4.75
Diluted	$4.34				$4.63
Weighted-average common shares outstanding:
Basic	95,959				95,959
Diluted	98,386				98,386

The accompanying notes are an integral part of these unaudited pro forma combined financial statements.

NOTES TO UNAUDITED PRO FORMA COMBINED
FINANCIAL STATEMENTS (In thousands)
The unaudited pro forma combined financial statements included herein have been prepared pursuant to the rules and regulations of the SEC.
1. BASIS OF PRO FORMA PRESENTATION
On August 22, 2012, Roper Industries, Inc. (the "Company" or "Roper") completed its acquisition (the "Sunquest Acquisition") of 100% of the outstanding shares of Sunquest Holdings, Inc. ("Sunquest") for cash. The Sunquest Acquisition will be accounted for using the acquisition method of accounting in accordance with the accounting standard for business combinations.
The preparation of pro forma financial information is governed by Article 11 of Regulation S-X, which requires a recasting of Sunquest's fiscal year end (May 31st) or interim period to a date that is within 93 days of the Company's fiscal year end or period-end presented.
The unaudited pro forma combined balance sheet as of June 30, 2012 was prepared by combining the historical unaudited balance sheet data as of June 30, 2012 for Roper and the historical audited balance sheet data as of May 31, 2012 for Sunquest, as if the Sunquest Acquisition had been consummated on June 30, 2012.
The unaudited pro forma combined statement of operations for the six months ended June 30, 2012 was prepared by combining the unaudited results of operations for the six months ended June 30, 2012 for Roper and the unaudited results of operations for the six months ended May 31, 2012 for Sunquest, as if the Sunquest Acquisition had been consummated on January 1, 2011.
The unaudited pro forma combined statement of operations for the year ended December 31, 2011 was prepared by combining the audited results of operations for the year ended December 31, 2011 for Roper and the unaudited results of operations for the year ended February 29, 2012 for Sunquest, as if the Sunquest Acquisition had been consummated on January 1, 2011.

For Sunquest, results of operations for the months ended December 2011, January 2012 and February 2012, are included in both their statement of operations for the year ended February 29, 2012 and the six months ended May 31, 2012.

Sunquest historically classified certain amounts differently than Roper in their consolidated balance sheet. The following schedule summarizes the necessary adjustments to conform the historical Sunquest balance sheet as of May 31, 2012 to Roper's basis of presentation:

1)	To separate accounts receivable into accounts receivable and unbilled receivables:

As presented historically by Sunquest
Accounts receivable, net	$62,751

Conformed to Roper's presentation
Accounts receivable, net	$59,992
Unbilled receivables	2,759
$62,751

2)	To separate accounts payable and accrued expenses, and deferred revenue into accounts payable and accrued liabilities:

As presented historically by Sunquest
Accounts payable and accrued expenses	$14,415
Deferred revenue	90,991
$105,406
Conformed to Roper's presentation
Accounts payable	$2,269
Accrued liabilities	103,137
$105,406

2. PURCHASE PRICE—SUNQUEST

Sunquest, whose operations will be reported in the Medical and Scientific Imaging segment of Roper, is a global market leader in laboratory diagnostic information systems. Sunquest's principal facilities are located in Tucson, Arizona. The aggregate gross purchase price was $1,415,000, net of cash acquired.

Roper acquired Sunquest due to growth prospects in Sunquest's end markets of health care. In addition, Sunquest has excellent customer retention and strong recurring revenues. Roper also believes opportunities may exist to realize complementary channels within our Medical and Scientific Imaging segment with Sunquest's product offerings.

The allocation of the purchase price resulted in $669,000 of identifiable intangible assets, and $985,705 of goodwill. The following table summarizes the fair values of the assets acquired and liabilities assumed at the date of acquisition.

Current assets	$67,098
Property, plant, and equipment	2,874
Goodwill and intangible assets	1,654,705
Total assets acquired	1,724,677
Current liabilities	(60,225)
Long term liabilities	(249,452)
Total purchase price	$1,415,000

Of the $669,000 of acquired intangible assets, $460,000 was assigned to customer relationships with an estimated useful life of 20 years, $111,000 was assigned to software with an estimated useful life of 12 years, and $98,000 was assigned to the Sunquest trade name with an indefinite life.

The majority of the $985,705 of goodwill is not expected to be deductible for tax purposes.
3. PRO FORMA ADJUSTMENTS
The accompanying unaudited pro forma combined financial statements have been prepared as if the transactions described above were completed on June 30, 2012 for balance sheet purposes and as of January 1, 2011 for statement of operations purposes. The unaudited pro forma combined balance sheet and statements of operations give effect to the following pro forma adjustments:

(a)              Represents cash utilized in the acquisition of Sunquest.

(b)              Represents changes in deferred taxes as a result of the Sunquest Acquisition, due primarily to the intangibles acquired and the transaction costs incurred.

(c)              Represents goodwill of $985,705 created in the Sunquest Acquisition, offset by the $533,049 write-off of the existing goodwill on Sunquest's balance sheet.

(d)              Represents intangible assets of $669,000 created in the Sunquest Acquisition, offset by the $630,924 write-off of the existing intangibles on Sunquest's balance sheet. Intangibles are as follows:

Value attributed to new intangible asset—customer relationships	$460,000
Value attributed to new intangible asset—software	$111,000
Value attributed to new intangible asset—Sunquest trade name	$98,000
$669,000
(e)              Represents the write-off of Sunquest's deferred financing costs that were associated with Sunquest's long-term debt.

(f)              Represents transaction costs associated with the Sunquest Acquisition incurred after the balance sheet dates presented. Such amount is also represented as a reduction in retained earnings.

(g)              Represents the following adjustments to accrued liabilities:

Decrease in income taxes payable, primarily due to application of "next day" rule to transaction costs	$(25,876)
Decrease in acquired deferred revenue	(14,774)
$(40,650)

(h)              Represents the net effect of new borrowing by Roper of  $1,110,365 and repayment of Sunquest's outstanding debt of $626,150.

(i)              Represents elimination of Sunquest's historical stockholder's equity.

(j)              Represents decreased amortization, calculated on a straightline basis, from newly acquired intangibles.

(k)              Represents the removal of Roper and Sunquest transaction costs related to the Sunquest Acquisition incurred in the presented historical results. Such costs were $2,328 and $3,799 for the six months ended June 30, 2012 and the year ended December 31, 2011, respectively. In addition, non-recurring fees incurred by Sunquest (rating fees, finance costs, and stock compensation) that would not have been part of Sunquest operations under Roper have been removed. Such fees were $2,828 and $5,451 for the six months ended June 30, 2012 and the year ended December 31, 2011, respectively.

(l)              Represents the net interest expense effect of the repayment of Sunquest's outstanding loans and additional borrowings by Roper. Interest expense is calculated at the Company's current revolver rate of 1.29%. The rate associated with the revolver is a floating rate. An increase or decrease in the revolver rate by 1/8 percent would result in a $1,774 change in annual interest expense.

(m)              Represents the change to income tax expense based on a full consideration of Sunquest's integration into Roper's existing tax structure, rather than utilization of a generic standard tax rate. The combined entities tax rate would be 30.2% for the year ended December 31, 2011 and 31.0% for the 6 months ended June 30, 2012.